Exhibit 99.1

    The Medicines Company Reports Third Quarter Financial Results;
             Third Quarter Net Revenue of $37.7 Million -
                    up 77% Compared to 2003 Period

    PARSIPPANY, N.J.--(BUSINESS WIRE)--Oct. 19, 2004--

 Third Quarter Earnings of $5.3 Million; Company Raises Guidance Again for 2004; Phase III Programs Expected to Deliver Results in 2004 and
                              Early 2005

    The Medicines Company (Nasdaq: MDCO) today announced its financial results for the third quarter and first nine months of 2004.

    Financial highlights include:

    -- Year-on-year revenue growth exceeds 75%. Net revenue of $37.7 million for the third quarter 2004, compared to $21.2 million for the third quarter 2003; for the first nine months of 2004, net revenue was $103.4 million, compared to $56.7 million for the first nine months of 2003.

    --  Sustained and growing earnings.

        -- Net income of $5.3 million for the third quarter 2004, compared to a net loss of $6.2 million for the third quarter 2003; for the first nine months of 2004, net income was $12.3 million, compared to a net loss of $19.2 million for the first nine months of 2003.

        -- Net income per share of $0.11 (diluted) for the third quarter 2004, compared to a net loss per share of $0.13 for the third quarter 2003; for the first nine months of 2004, net income per share was $0.25 (diluted), compared to a net loss per share of $0.43 for the first nine months of 2003.

    Clive Meanwell, Chairman, President and Chief Executive Officer of The Medicines Company stated, "Strong Angiomax(R) sales in the summer, which has historically been the lowest volume period in our market, drove our continued growth. We are increasing our 2004 revenue guidance to an anticipated $139-141 million, from $134-139 million. We are also revising our earnings guidance, from $12-19 million to $15-19 million."

    Operational developments in the third quarter include:

    -- European approval - the Company received marketing authorization for European sales of Angiomax(R) (bivalirudin) (under the tradename Angiox(TM)) for use as an anticoagulant in patients undergoing percutaneous coronary interventions. We anticipate launch in European countries during the fourth quarter. The Medicines Company recorded European pipeline stocking sales in the third quarter 2004.

    -- Important new published data on Angiomax(R) - JAMA publication of 1-year data from the REPLACE-2 clinical trial. The paper reported long-term efficacy of Angiomax in patients undergoing coronary angioplasty with stenting and included analyses suggesting lower mortality in high risk patients treated with Angiomax than among high risk patients treated with heparin plus GP IIb/IIIa inhibitors.

    -- Springboard for 4th quarter sales - a major presence at the Transcatheter Cardiovascular Therapeutics meeting in
        Washington during October.

    -- Progress with three Phase III clinical programs - continued recruitment of patients for trials of Angiomax in coronary artery bypass surgery (EVOLUTION, CHOOSE), Angiomax in acute coronary syndromes (ACUITY) and Clevelox(TM) in coronary surgery (ESCAPE).

    -- Progress with Cangrelor - manufacturing progress and significant steps in clinical trial protocol planning.

    -- New organizational structure - creation of fully integrated business units in (1) Interventional and Emergency Medicines and (2) Surgery Therapeutics to continue our concentrated and customer-oriented stance.

    Brent Furse, Vice President and General Manager of the Interventional and Emergency Medicines business unit, said, "Release of the 1-year REPLACE-2 data in JAMA and our experiences at TCT - where we had our strongest presence to date - strengthened our belief in the substantial growth potential of Angiomax in the cath lab in coronary angioplasty. We are delivering intensive development, marketing and sales programs in the cath lab and look forward to strong 4th quarter and 2005 results."
    Bob Weiland, Vice President and General Manager of the Surgery Therapeutics business unit, said, "We have made excellent progress with our surgery Phase III programs for both Clevelox and Angiomax. We are approaching the point of release of Phase III data - we expect that some data will be ready as soon as the 4th quarter 2004 - and we are planning NDA submissions and pre-launch activities for 2005."
    There will be a conference call with management today at 5:00 P.M. to discuss 2004 financial and operations results, as well as guidance. To listen live, webcast login is available at http://www.themedicinescompany.com. Alternatively, the call dial-in is 800-472-8325 (request The Medicines Company call). From outside U.S.: dial 1-706-679-0816. Replay available for two weeks following call:
1-800-642-1687. Replay outside the U.S.: 1-706-645-9291. Replay passcode: 1527805.
    The Medicines Company meets the demands of the world's most advanced medical practitioners by developing products that improve acute hospital care. The Company markets Angiomax(R) (bivalirudin), an anticoagulant approved in the U.S. and other countries for use in patients undergoing percutaneous transluminal coronary angioplasty
(PTCA) procedures. The Medicines Company creates value using its range of clinical and commercial skills to develop products acquired from leading life science innovators.

    Statements contained in this press release about The Medicines Company, the Company's projected revenues and financial results, Angiomax, the timing of clinical trial results, and all other statements that are not purely historical, may be deemed to be forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words "believes", "anticipates", "plans", "expects", "intends", "potential", "estimates" and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements. Important factors that may cause or contribute to such differences include the extent of the commercial success of Angiomax, the Company's dependence on third-party distributors for sales of Angiomax or Angiox in foreign countries, physicians' acceptance of Angiomax clinical trial results, such as the results referred to above, whether the Company will be able to obtain regulatory approval for additional indications of Angiomax, whether the Company's products will receive approvals from regulatory agencies, including pricing and reimbursement approvals in certain European countries, whether the Company's products will advance in the clinical trials process, whether the clinical trial results will warrant submission of applications for regulatory approval, and such other factors as are set forth in the risk factors detailed from time to time in the Company's periodic reports and registration statements filed with the Securities and Exchange Commission including, without limitation, the risk factors detailed in the Company's Quarterly Report on Form 10-Q filed on August 6, 2004, which are incorporated herein by reference. The Company specifically disclaims any obligation to update these forward-looking statements.


                         The Medicines Company
            Condensed Consolidated Statements of Operations

                                      Three months ended September 30,
                                      --------------------------------
(in thousands, except per share data)           (unaudited)
                                      --------------------------------
                                              2004        2003
                                            --------    --------
Net revenue                                  $37,715     $21,248

Operating expenses:
   Cost of revenue                             9,148       6,602
   Research and development                   12,332       9,383
   Selling, general and administrative        11,353      11,835
                                            --------    --------
        Total operating expenses              32,833      27,820
                                            --------    --------
Income/(loss) from operations                  4,882      (6,572)

Other income                                     516         410
                                            --------    --------

Income/(loss) before income taxes              5,398      (6,162)
Provision for income taxes                      (137)          -
                                            --------    --------

Net income/(loss)                             $5,261     $(6,162)
                                            ========    ========

Basic earnings/(loss) per common share         $0.11      $(0.13)
                                            ========    ========
Shares used in computing basic
 earnings/(loss) per common share             47,885      47,130
                                            ========    ========

Diluted earnings/(loss) per common
 share                                         $0.11      $(0.13)
                                            ========    ========
Shares used in computing diluted
 earnings/(loss) per common share             49,666      47,130
                                            ========    ========


                         The Medicines Company
            Condensed Consolidated Statements of Operations

                                      Nine months ended September 30,
                                      --------------------------------
(in thousands, except per share data)           (unaudited)
                                      --------------------------------

                                              2004        2003
                                            --------    --------
Net revenue                                 $103,386     $56,703
Operating expenses:
   Cost of revenue                            20,329      19,835
   Research and development                   34,183      24,836
   Selling, general and administrative        37,599      32,191
                                            --------    --------
        Total operating expenses              92,111      76,862
                                            --------    --------
Income/(loss) from operations                 11,275     (20,159)
Other income                                   1,475         994
                                            --------    --------
Income/(loss) before income taxes             12,750     (19,165)
Provision for income taxes                      (418)          -
                                            --------    --------
Net income/(loss)                            $12,332    $(19,165)
                                            ========    ========

Basic earnings/(loss) per common share         $0.26      $(0.43)
                                            ========    ========
Shares used in computing basic
 earnings/(loss) per common share             47,715      45,036
                                            ========    ========

Diluted earnings/(loss) per common
 share                                         $0.25      $(0.43)
                                            ========    ========
Shares used in computing diluted
 earnings/(loss) per common share             49,697      45,036
                                            ========    ========


                         The Medicines Company
                 Condensed Consolidated Balance Sheets
                              (Unaudited)

                                            September 30, December 31,
(in thousands)                                  2004          2003
                                            ------------- ------------

                     ASSETS
Cash, cash equivalents, available for sales
 securities                                   $136,929      $135,864
Accrued interest receivable                        673           991
Accounts receivable, net                        29,068        15,660
Inventories                                     20,356        11,460
Prepaid expenses and other current assets        1,539           976
                                              ---------     ---------
    Total current assets                       188,565       164,951
                                              ---------     ---------

Fixed assets, net                                1,537         1,511
Other assets                                       160           200
                                              ---------     ---------
    Total assets                              $190,262      $166,662
                                              =========     =========

      LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities                            $27,271       $25,227
Deferred revenue                                 3,612         1,270
Stockholders' equity                           159,379       140,165
                                              ---------     ---------
    Total liabilities and stockholders'
     equity                                   $190,262      $166,662
                                              =========     =========

    CONTACT: The Medicines Company
             Michael Mitchell, 973-656-1616
             investor.relations@themedco.com